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                                                                   EXHIBIT 10.38

                               RESELLER AGREEMENT

        This Reseller Agreement is made and entered into as of March 31, 2001 (the "EFFECTIVE Date") by and between Networks Associates Inc., a Delaware corporation, doing business as Network Associates, Inc. ("RESELLER") and McAfee.com Corporation, a Delaware corporation ("COMPANY").

                                    RECITALS

        WHEREAS, Company owns and/or markets certain Products.

        WHEREAS, Company and Reseller are parties to the Technology License which designates certain areas of exclusivity to Company.

        WHEREAS, Reseller desires to resell the Products, and Company desires Reseller to resell the Products, as an authorized reseller of Company in certain areas not otherwise permitted by the Technology License, subject to the terms and conditions set forth in this Reseller Agreement.

        THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, Company and Reseller agree as follows.

        As used herein, the term "AGREEMENT" means and (i) this cover page, (ii) the attached Terms and Conditions of Agreement, (iii) the attached General Terms and Conditions, and (iv) the other Exhibits referenced in any of the foregoing and attached hereto, all of which are hereby incorporated herein by this reference.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                                    MCAFEE.COM CORPORATION:


                                    By: /s/ SRIVATS SAMPATH
                                       -----------------------------------------
                                    Name: Srivats Sampath
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------
                                    Date: March 30, 2001
                                         ---------------------------------------


                                    NETWORKS ASSOCIATES, INC.


                                    By: /s/ GENE HODGES
                                       -----------------------------------------
                                    Name: Gene Hodges
                                         ---------------------------------------
                                    Title:  President, McAfee Business Unit
                                          --------------------------------------
                                    Date: March 30, 2001
                                         ---------------------------------------



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                        TERMS AND CONDITIONS OF AGREEMENT

        1. APPOINTMENT AND LICENSE TO REPRODUCE AND DISTRIBUTE.

               1.1 Definitions.

                      1.1.1 The term "END USER" as used in the General Terms and Conditions shall mean Consumer.

                      1.1.2 The term "PRODUCTS" shall mean (i) McAfee.com Licensed Products as defined in Section 1.10 of the Technology License, (ii) any service based on the foregoing and (iii) products and services based on third party proprietary rights (to the extent the license with such third party permits sublicensing hereunder).

                      1.1.3 The term "OEM/ASP TERRITORY" means worldwide, subject to Section 17.7 of the General Terms and Conditions.

                      1.1.4 The term "DIRECT TERRITORY" means worldwide, subject to Section 17.7 of the General Terms and Conditions, except for countries with respect to which Company offers a version of its Product in the dominant local language. Those countries where, as of the Effective Date, Company offers a version of its Product in the dominant local language are identified on Exhibit B, as may be amended from time to time.

                      1.1.5 The term "CONSUMER" shall have the same meaning as End User under Section 1.3 of the Technology License.

                      1.1.6 The term "INTERMEDIATE RESELLER" means a person or entity located in the applicable Territory licensed by Reseller to resell or re-distribute the Products to Consumers. The term Intermediate Reseller includes resellers, distributors, dealers, original equipment manufacturers (OEMs) or any other person or entity which intends to resell or re-distribute the Products.

                      1.1.7 Other capitalized terms used herein shall have the meaning set forth in the General Terms and Conditions or as defined herein.

               1.2 Appointment. Subject to the conditions and restrictions set forth in this Agreement, Company hereby appoints Reseller, and Reseller accepts such appointment, as a non-exclusive reseller of the Products in the Direct Territory and OEM/ASP Territory, as applicable. Reseller is entitled to represent itself as an authorized reseller of Company for the Products in the Direct Territory and OEM/ASP Territory, as applicable. Nothing in this Agreement shall be interpreted as the grant by Company to Reseller of any right to distribute any Company products other than or except on the terms provided in this Agreement.

               1.3 License to Reproduce and Distribute Company Products. Subject to the terms of this Agreement, Company hereby grants to Reseller a non-exclusive, non-transferable, perpetual (subject to Section 1.5), limited license, (i) to reproduce and distribute the Products to original equipment manufacturers and to sublicense such original equipment manufacturers the right to reproduce and distribute the Products to Consumers in the OEM/ASP Territory as bundled or integrated with the OEM's products, and (ii) to reproduce and distribute the Products to application service providers ("ASPs") and managed service providers ("MSPs") who will use the Products to provide Application Services to Consumers in the OEM/ASP Territory; and (iii) to reproduce and distribute the Product directly to Consumers, directly or via Intermediate Resellers, in the OEM/ASP Territory. Reseller's method of


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distribution of the Products may be (i) in the packaging of the Products as acquired from Company or (ii) via electronic transmission, including without limitation via download from the Internet.

               1.4 License to Reproduce and Distribute Reseller Products. In addition to the foregoing, Company hereby grants to Reseller a non-exclusive, non-transferable, perpetual (subject to Section 1.5), limited license to distribute Reseller's products to Consumers and OEMs in the Direct Territory which would otherwise, except for this license, be the exclusive customer of Company under Section 2.3 of the Technology License. Such distribution may be either directly or via Intermediate Resellers.

               1.5 Notwithstanding anything to the contrary in this Section or this Agreement, Company may terminate the rights granted to Reseller in Sections
1.3 and 1.4 above with respect to a given Product in a given country twelve (12) months after the date that Company provides written notice to Reseller that Company has licensed/sold a version of such Product localized for the predominant language in that particular country (the "Localized Product") and requesting termination as to that country as to Consumers. In the case of new and/or the renewal of existing agreements for a fixed term entered by Reseller with OEMs, ASPs, and MSPs, Reseller will upon the later of the expiration of twelve (12) months from such notice or the expiration of the then current term of the agreement with such entity either terminate the agreement or renew the agreement on the basis that the applicable products shall be the Localized Products. In any event, agreements entered by Reseller pursuant to this Agreement prior to the notice and any renewals thereof thereafter shall be and remain the property of Reseller and the licenses herein granted (and other terms and provisions hereof) shall extend to and cover the remaining term and any renewals of such agreements.

        2. DELIVERY OF PRODUCTS. Within fifteen (15) days after the Effective Date, Company shall deliver to Reseller an object code version of each Product and the source code for each Product. Company shall not be required to obtain source code rights for Reseller with respect to third party Products.

        3. INDEPENDENCE OF RESELLER AND LICENSE AGREEMENTS.

               3.1 Independence of Reseller. Reseller shall sell the Products as an independent reseller, at its own risk and expense, and subject to any such prices, contractual terms and conditions as Reseller may from time to time determine.

               3.2 License Agreements. Notwithstanding the foregoing, Reseller shall require each Consumer, OEM, ASP, and MSP who receives a copy of a Product to enter into or become subject to a written agreement with Reseller (the "LICENSE AGREEMENT") which (i) protects Company's intellectual property rights in and to the Products, (ii) disclaims all implied warranties, (iii) disclaims all consequential, incidental and other indirect damages. In order to effectuate the foregoing, Reseller agrees that each License Agreement will include, for Company's benefit, (i) the terms and limitations substantially similar to the following terms of the General Terms and Conditions: Sections 9 ("Proprietary Rights"), 15 ("Limitation of Liability") and 16 ("Limitation on Warranties"),
(ii) the following restrictions for Consumers, ASPs and MSPs: Consumers, ASPs and MSPs, shall not modify, reproduce (except for back-up purposes), distribute, publicly display, publicly perform, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code for the Products, and (iii) the following restrictions for OEMs: OEMs shall not modify, publicly display, publicly perform, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code for the Products and shall not distribute the Products as stand-alone products but only bundled with or integrated into the OEM's products.


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        4. LICENSE FEES AND PAYMENT TERMS.

               4.1 License Fee. Reseller agrees to pay to Company the license fees set forth in this Section (the "LICENSE FEES"). Reseller agrees to pay to Company fifty percent (50%) of the Net Revenue (as defined below) actually collected by Reseller from Consumers, OEMs, ASPs and MSPs to whom Reseller has licensed the Products under Section 1.3 or Reseller's products pursuant to
Section 1.4. The term "NET REVENUE" means the gross revenue actually collected by Reseller from Consumers, OEMs, ASPs or MSPs for sales of Products to such entities, less all discounts, credits for returned Products, and all amounts invoiced to an OEM, ASP or MSP for taxes (including without limitation sales taxes and value added taxes), import and export duties, transportation, insurance, and similar costs and amounts invoiced to Reseller but owed to a third party. Notwithstanding anything to the contrary in this Section, and subject to Section 4.3, in no event will the License Fee payable to Company for a Product distributed to Consumers, an OEM, ASP or MSP be less than two (2) times the marginal cost of providing such Product as determined by Company. The marginal cost of providing such product as of the Effective Date is more fully described in Exhibit "C." No License Fee shall be payable under this Agreement by Reseller to Company for any use of McAfee.com Licensed Products for the NAI Permitted Business Purpose (as that term is defined in Section 1.15 of the Technology License).

               4.2 Payment Terms. Reseller agrees to pay to Company the License Fees ten (10) days after the end of each calendar month for License Fees due for such calendar month. Each payment of the License Fees shall be accompanied by a report as provided in the General Terms and Conditions.

               4.3 Discounts. If Reseller desires to reduce the License Fee due Company for any Product distributed to a Consumer, OEM, ASP or MSP below two (2) times the marginal cost of providing such Product in order to meet the competition or accelerate the sale or licensing of such Product, then Reseller may request a License Fee reduction for such sale or license of such Product to the Consumer, OEM, ASP or MSP by sending to Company a written Discount Authorization Form ("DAF"). Each DAF will include the Product(s) to be licensed, the name of the Consumer, OEM, ASP or MSP and Reseller's proposed License Fee for the transaction. No such DAF will be effective until agreed to in writing by Company.

        5. Customer Support. As to the Products, Reseller will deliver first level support to Consumers, which shall include all direct customer interaction, problem identification, problem replication and providing solutions to end user problems which have been documented in either the end user materials or in information provided to Reseller by Company regarding regarding common or known customer problems. Company will provide to Reseller second level and all escalated support functions for end user problems not resolvable by first level support. Company will report status and resolution on second level and escalated issues to Reseller's first level support organization who will retain responsibility at all times for communication with the Consumer or Intermediate Reseller unless agreed to as an exception by Company. If a product sold hereunder is not a Product, Reseller will provide all support to the Consumer and Intermediate Reseller.


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                          GENERAL TERMS AND CONDITIONS

        1. DEFINITIONS. For the purposes of this Agreement:

               1.1 The term "Boxed Product(s)" shall mean packaged software or hardware products purchased from the Company for resale to End Users by Reseller in substantially the form delivered by Company.

               1.2 The term "Business Customer" means a sublicensor of a software product or recipient of software based services acquiring the product or services solely for its internal business use under a license or agreement for more than single node, individual consumer home use or for more than single user, individual small office use only and not for resale or for the provision of Application Services.

               1.3 The terms "Application Services" and "ASP" means the delivery of remote access to application software functionality by from one or more centrally managed remote data servers via the Internet or other data communications network through automation and/or professional services. Application Services includes the incidental placement of software agents on the Business Customer's systems to facilitate access to the remotely delivered functionality by and from the service provider. "ASP" includes services commonly denominated Managed Services and outsourced network operation services.

               1.4 The term "OEM" shall refer to the shipment, by the manufacturer of the Hardware, of Company Products (either full functionality or enabling software) saved on the hard drive of or bundled with the manufacturer's Hardware. "Hardware" shall mean a personal computer (PC), notebook computer, desktop device, PDAs, smart phone, palmtop computer, or two way smart pager, not including servers. Servers include, but are not limited to, computers operating Windows NT Server Edition, Windows 2000 Server Edition or any version of Unix (including, without limitation Linus or Solaris).

               1.5 The term "Technology License" shall mean that certain Technology Cross License Agreement, dated as of January 1, 1999, by and among Reseller, Company and Network Associates Technology Corporation, a Delaware corporation, as amended.

               1.6 The term "Products" shall include Boxed Products, unless the context clearly requires otherwise.

        2. MARKETING. Reseller agrees to use commercially reasonable efforts to market the Products in the Territory. Reseller will conduct its business in a professional manner that reflects favorably upon the Products and Company. Reseller may not engage in the rental or lease of any of the Products. Reseller shall not in any event remove from or obscure upon any Products any labels or proprietary notices placed thereon by Company, except to the extent set forth in the Reseller Agreement.

        3. COMPANY'S RIGHT TO SELL PRODUCTS IN THE TERRITORY. Subject to the limitations set forth in the Technology License, Company reserves the right (i) to make direct sales of Products to End Users, OEMs, ASPs, and MSPs within and without the Territory, (ii) to appoint other resellers and distributors of the Products in within and without the Territory, and (iii) to contract directly with present and future resellers, distributors, End-Users, OEMs, ASPs and MSPs. Company reserves the right in its sole discretion and without liability to Reseller to change the suggested prices for the Products, modify the Products (subject to the Reseller Agreement), change the level of Company's support for the Products and discontinue the availability of any Product.

        4. USE OF TRADEMARKS.

               4.1 Advertising; Use of Trademarks. Company hereby grants to Reseller, subject to the provisions of the Reseller Agreement (including without limitation these General Terms and Conditions), a non-exclusive, non-transferable, limited license (without the right to sublicense) to use,


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reproduce and display the trademarks, service marks and trade names provided by
Company (the "COMPANY MARKS") in connection with Reseller's advertising and promotion of the Products. All of Reseller's use and display of the Company Marks shall be consistent with Company's general quality standards, the Reseller Agreement and the provisions set forth in these General Terms and Conditions and in any written guidelines provided to Reseller from time to time. Unless otherwise agreed upon in writing by Company, Reseller will submit each advertisement and promotion containing a Company Mark to Company for trademark review and approval prior to initial release, which approval will not be unreasonably delayed or withheld. All such usage which was not expressly approved by Company must be terminated immediately upon receipt of written notice from Company to that effect.

               4.2 Trademark Rights. It is understood that Company owns any and all Company Marks used in connection with the Products and all goodwill associated with such uses and that Reseller's only rights with respect to the Company Marks are the licenses set forth above. All such Company Marks shall (i) include the full Product names used by Company, (ii) identify the Company as the owner of the Company Mark (including the R inside the circle, as applicable), and (iii) include the name, logos, designs, and other designations or brands used by Company in connection with the Products. Reseller acknowledges and agrees that Company is not granting to Reseller any rights in any Company Mark beyond the limited licenses set forth in this Agreement. Reseller shall not attempt to register any Company Mark or other Company or Product trademark, trade name or service mark which is similar to the Products' or the Company's trademark, trade name or service mark during or following the term of this Agreement. Reseller agrees that only Company is entitled to register the Company Marks and such other trademarks, trade names, and service marks in any class of products or services. If Reseller has any ownership or rights or claims to any such trademarks, trade names, or service marks, then Reseller agrees to so notify Company and agrees that such ownership or rights or claims are transferred to Company on the Effective Date of this Agreement and, if such transfer requires any separate deed or other formalities to be fulfilled, to co-operate in the executing of such deed or formalities at Company's first demand. The compensation to Reseller for the transfer of such ownership or rights or claims shall be U.S. $1.00 the receipt of such compensation hereby acknowledged by the Reseller. With respect to the trademarks "McAfee," "VirusScan" and other marks licensed under the Technology Agreement, the terms of the Technology License shall govern and control as to ownership.

        5. INSPECTIONS, RECORDS AND REPORTING.

               5.1 Monthly Reports. Reseller will provide to Company at the same time as Reseller makes a payment to Company any license fees or other amounts under this Agreement, a computer media data file in the format reasonably established by Company showing, for the month for which such payments are due, the amount of the fees due Company and how such fees were calculated, including without limitation, Reseller's sales of each Product in terms of number of Product units distributed, and the Net Revenue therefor, if applicable.

               5.2 Notification. Reseller will notify Company in writing of any claim made or proceeding initiated against Company or Reseller involving a Product within five (5) days after Reseller receives written notice of such claim or proceeding. Reseller will also report promptly to Company all claimed or suspected Product defects or violations of the applicable End User or other License Agreement within five (5) days after Reseller receives notice of such defect or violations.

               5.3 Records. For three (3) years after each calendar quarter during the term of this Agreement, Reseller will keep, at Reseller's office, full and accurate books of account and copies of all documents and other materials for such quarter relating to this Agreement and Reseller's records, accounts and contracts relating to the distribution of the Products and the use of Product to provide


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services, including without limitation the basis for calculations of the fees due Company for such calendar quarter.

               5.4 Audit. Company may inspect such records described above upon demand from time to time. In addition, Reseller agrees to allow Company's independent auditors to audit and analyze appropriate accounting records of Reseller from time to time to ensure compliance with all terms of this Agreement. Any such audit shall be permitted by Reseller within fifteen (15) days of Reseller's receipt of Company's written request to audit, during normal business hours. The cost of such an audit will be borne by Company unless a material discrepancy indicating inadequate record keeping or that additional fees due to Company are discovered, in which case the cost of the audit shall be borne by Reseller. A discrepancy shall be deemed material if it involves payment or adjustment of more than Five Thousand Dollars ($5,000.00) in favor of Company. Audits and inspections shall not interfere unreasonably with Reseller's business activities.

        6. ORDERING AND PAYMENT.

               6.1 Orders. Reseller shall place its orders for Boxed Products with Company. All such orders shall comply with the terms of this Agreement and shall specify the Boxed Product ordered, the quantity of Boxed Products ordered, the desired delivery date and the desired delivery location. Except for the foregoing terms, all other terms and conditions set forth in any such order will not be binding on Company (including without limitation all pre-printed terms) and are hereby rejected by Company.

               6.2 Payment Terms. Except as otherwise expressly provided in this Agreement, all payments will be made in the United States dollars free of any Taxes (as defined in below) at the address designated by Company. Reseller will pay fees and amounts owed to Company as provided in the Terms and Conditions of Agreement.

               6.3 Taxes. All amounts payable by Reseller to Company under this Agreement are exclusive of any tax, withholding tax, levy, or similar governmental charge that may be assessed by any jurisdiction in or outside the Territory. Such taxes, withholding taxes, levies, and governmental charges (collectively "TAXES") include, without limitation, Taxes based on sales, use, excise, import or export values/fees, value-added, income, revenue, net worth, or may be the result of the delivery, possession, or use of the Products, the execution or performance of this Agreement or otherwise, excluding taxes based on Company's net income. Should any Taxes be due, Reseller agrees to pay such Taxes and indemnify Company for any claim for such Taxes demanded. Reseller shall make no deduction from any amounts owed to Company for any Taxes. Reseller covenants to Company that all Products distributed hereunder will be in the ordinary course of Reseller's business, and Reseller agrees to provide Company with appropriate information and/or documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any Taxes. For all Taxes paid by Reseller, Reseller shall provide to Company within forty-five
(45) after the end of any quarter, a certificate of tax payment documenting the payment and amount of the Taxes paid during the preceding quarter.

        7. SHIPMENT, RISK OF LOSS AND DELIVERY.

               7.1 Source Code. The parties reaffirm their obligation with respect to the delivery of source code of Products set forth in the Technology License. The terms and conditions of the Technology License and not the following portions of Section 7 shall apply to all such deliveries of source code.


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               7.2 Shipment. All Boxed Products shipped by Company to Reseller, if any, will be shipped F.C.A. (Incoterms 2000) place of shipment, to the Reseller facility identified on the applicable purchase order. Reseller is responsible for paying all freight charges, transportation expenses, insurance charges, all applicable taxes, duties, import and export fees and similar charges associated with the delivery of the Boxed Products to Reseller. All shipments will be made using either the carrier designated by Reseller or such another carrier approved by both Reseller and Company. Reseller shall submit all claims for damages to the carrier and the carrier shall not be deemed to be an agent of Company.

               7.3 Risk of Loss. All risk of loss of or damage to the Boxed Products will pass to Reseller upon delivery by Company to the common carrier. Reseller will bear the risk of loss or damage in transit.

               7.4 Delivery Schedule, Delays. Company will use reasonable efforts to meet Reseller's requested delivery schedules for Boxed Products. Should orders for Boxed Products exceed Company's available inventory, Company will allocate its available inventory and make deliveries on a basis it deems equitable, in its sole discretion, and without liability to Reseller on account of the method of allocation chosen or its implementation. In any event, Company will not be liable for any damages, direct, consequential, special or otherwise, to Reseller or to any other person for failure to deliver or for any delay or error in delivery of Boxed Products in accordance with this Agreement.

        8. RETURNS.

               8.1 Returned Merchandise Authorization. Notwithstanding anything to the contrary herein contained, Company will not issue credit to nor be obligated to accept returns for any reason for any Boxed Products shipped to Reseller, unless Company shall have previously issued a written Return Merchandise Authorization ("RMA"). The preceding sentence governs whether or not Company is obligated to issue an RMA under this Agreement or applicable law. RMAs must be in writing, signed by Company and only authorize the return of Boxed Products in good resalable conditions unless expressly provided otherwise herein. If damaged goods are received pursuant to an RMA, no credit shall be given by Company with respect to such damaged goods unless the RMA indicates otherwise. Reseller shall be responsible for all freight charges for goods returned pursuant to an RMA, unless otherwise indicated herein or in the RMA.

               8.2 Customer Returns and Bad Box. Subject to the terms of this Agreement, Reseller may, during the term of this Agreement, obtain a credit against current or future invoices from Company, for Boxed Products which (i) have been returned to Reseller as defective, or (ii) timely returned by End Users or other persons or entities to whom Reseller is entitled to distribute Boxed Products pursuant to the warranty stated in Company's end user license agreement. Such credit will be in an amount equal to the original invoice price less any discounts or other credits previously received. Reseller shall also have the ability to return for credit Boxed Products which have boxes that are or become damaged, unless such damage (i) was caused by Reseller or the carrier, or (ii) for which damages Reseller can be reimbursed by its insurance carrier. In the event of claims by End Users or other persons or entities to whom Reseller is entitled to distribute Boxed Products of an incomplete Boxed Product, Company, at its discretion, may supply to Reseller, at no charge, any and all missing materials which are supposed to be provided with the current release of such Boxed Products or replace the entire Boxed Products in such situation.

               8.3 Discontinued Products. Reseller may, during the term of this Agreement, obtain a credit for the price paid by Reseller to be applied against current or future invoices, for all versions of Products shipped by Company within the previous ninety (90) days that Company discontinues or which are removed from Company's current retail price list. Such credit will be equal to the price paid by Reseller for such obsolete Products, less any discounts received under this Agreements. All such


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discontinued Products will be counted and inspected at the Reseller's premises by Company's employee, and upon Company's acceptance thereof (which will be a condition of Reseller's eligibility for a credit hereunder) such Products will be promptly and completely destroyed or, if requested by Company, such Products or any portion thereof will be returned to Company as it directs. No Product shall be deemed discontinued if a later version of the Product is still being offered by Company and End Users may obtain the current version of such Product from Company electronically at no additional charge.

               8.4 Freight. Reseller will pay all costs (including freight) associated with the return of the Boxed Products to Company and back to Reseller as provided herein, except that Company will be responsible for all freight costs associated with (i) the return of any discontinued or obsolete Boxed Products under Section 8.3, and (iii) the return of other Product updates agreed upon by Company and Reseller.

        9. PROPRIETARY RIGHTS. Subject to the Technology License, Company and its licensors are and shall remain the owners of all right, title and interest in and to all intellectual property rights in the Products and the Documentation (including without limitation copyrights and patent rights). The Products are licensed directly by Company to end users subject to the license agreement accompanying each Product. The end user license agreement shall always be as least as protective of the Company as the end user license that the Company delivers to its customers with respect to the comparable product offering. Reseller will not take any action or make any representation or warranty that is inconsistent with the warranty granted by Company in the applicable End User license agreement or this Agreement. Reseller will not remove, alter or obscure any copyright or other proprietary rights notices contained on the Products. Reseller will not apply any other trademarks, logos or notices to the Products. Reseller may use trademarks and logos as provided by Company only in connection with the marketing and resale of the Products as provided in this Agreement. Reseller's use of trademarks and logos must be in accordance with Company's policies and must meet Company's quality standards.

        10. TERM AND TERMINATION.

               10.1 Term. This Agreement will commence on the Effective Date, and will continue until terminated as provided in this Agreement.

               10.2 Termination for Insolvency. This Agreement may be terminated
(i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceeding for the settlement of either party's debts and such proceeding is not dismissed within sixty (60) days of its institution, (ii) upon either party making an assignment for the benefit of creditors, or (iii) upon either party's dissolution or ceasing to do business but only if the party described in (i), (ii) or (iii) is in breach of its obligations under this Agreement and the other party so desires to terminate the Agreement by giving written notice.

               10.3 Termination for Cause. Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement immediately for cause if: (i) the other party engages in any unlawful business practice and such party fails to cure such breach within thirty (30) days after receipt of written demand to cease and desist such activity, (ii) the other party fails to perform any obligation or violates any restriction contained in this Agreement, including, but not limited to, Reseller's failure to provide the reports as required in this Agreement and such party fails to cure such breach within sixty (60) days after receipt of written notice of the breach, (iii) a receiver is appointed for the other party or its property and such proceeding is not dismissed within sixty (60) days of its institution, (iv) the other party makes an assignment for the benefit of creditors, or (vi) the other party becomes the subject of any proceeding under any bankruptcy, insolvency or debtor's relief law and such proceeding is not dismissed within sixty (60) days of its institution. Bona fide disputes as to the grounds of termination shall be


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resolved in accordance with Section 17.5 and the termination under the preceding sentence will not be effective until the rendition of the arbitors' final decision in such proceeding. In any event, all unlawful business practices shall be discontinued immediately by the party committing same.

               10.4 Effect of Termination.

                      10.4.1 Upon termination by Company, (i) all outstanding orders for Products will be automatically canceled, and (ii) all outstanding invoices will become immediately due and payable. In the event of dispute proceedings under Section 17.5, the invoices will be due in any event in accordance with their terms. Reseller's rights to distribute the Products and use any of Company's trademarks or logos shall cease immediately upon termination except to the extent necessary for Reseller to liquidate its inventory of Products as permitted pursuant to the preceding sentence during such one hundred twenty (120) day period. Unless otherwise expressly stated in this Agreement, termination or expiration of this Agreement shall not affect any of Reseller's payment obligations or Company's obligations relating to returns or credits in order to carry out the intended purpose of this Agreement, all of which survive termination of this Agreement.. The termination of expiration of this Agreement shall not terminate the End User's (or other person's receiving Products under this Agreement) right to continue to use Products distributed to the End User prior to such termination.

                      10.4.2 Any termination of this Agreement shall terminate the Reseller's rights and licenses granted in this Agreement.

               10.5 Liability upon Termination. It is agreed that the benefits made available to Reseller by Company under this Agreement shall include a sufficient compensation for any goodwill created by Reseller for the Products and/or Company (if any) from which Company may profit upon expiration or termination of this Agreement. In no event shall Company upon expiration or termination of this Agreement be liable for any compensation or damage relating to any investments made by Reseller, employees hired, loss of any (anticipated) profits or turnover, loss or creation of goodwill or for any claim of a similar nature.

               10.6 Survival. In addition to any other terms which expressly survive the termination of this Agreement, the following Sections of these General Terms and Conditions shall survive the termination of this Agreement:
Sections 5.3, 5.4, those portions of Section 6 related to Reseller's obligation to pay for Products and pay for Taxes, 8, 9, 10, 11, 14, 15, 16 and 17.

        11. CONFIDENTIALITY. Section 8 of the Technology License shall apply to this Agreement as if the words "Agreement" and "this Agreement" referred to therein related to the Reseller Agreement to which these General Terms and Conditions are attached.

        12. RELATIONSHIP OF THE PARTIES. The parties are independent contractors and not partners, joint venturers or agents, and neither party may obligate the other to any warranty or other obligation. Neither Reseller nor Company is by virtue of this Agreement authorized as an agent or other representative of the other party.

        13. FAIR BUSINESS PRACTICES. While Company may suggest retail prices for the Products, Reseller is solely responsible for determining its own resale prices. Neither party shall engage in any deceptive, misleading, unethical or otherwise unfair business practices and will comply with all applicable laws and regulations in conducting its business. No employee or representative of Company or anyone else associated or affiliated with Company has any authority to tell Reseller what its prices for the Products must be or to inhibit in any way Reseller's discretion with respect to its prices for the Products. Reseller hereby promises to report promptly to Company in writing any attempts to do so.

        14. INDEMNIFICATION. Section 11 of the Technology License shall apply to this Agreement as if the words "Agreement" and "this Agreement" referred to therein related to the Reseller Agreement to which these General Terms and Conditions are attached.

        15. LIMITATION OF LIABILITY. EXCLUSIVE OF ANY CLAIMS BY THIRD PARTIES FOR INJURY OR DAMAGES TO PERSONS OR TANGIBLE PROPERTY DIRECTLY CAUSED BY ANY PRODUCT OR A PARTY OR ITS EMPLOYEES, NEITHER PARTY'S LIABILITY WITH REGARD TO THIS AGREEMENT OR THE PRODUCTS, IF ANY, WILL INCLUDE INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF OR HAS KNOWLEDGE OF THE LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY IN THE AGGREGATE FOR AN AMOUNT IN EXCESS OF THE AMOUNTS PAID BY RESELLER TO COMPANY UNDER THIS AGREEMENT.

        16. LIMITATION OF WARRANTIES. OTHER THAN AS EXPRESSLY SET FORTH HEREIN COMPANY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

        17. GENERAL.

               17.1 Force Majeure. Neither party shall be liable for the failure to perform any of its obligations under this Agreement, except for payment obligations, if such failure is caused by the occurrence of any event beyond the reasonable control of such party, including without limitation, fire, flood, strikes and other industrial disturbances, failure of raw materials suppliers, failure of transport, accidents, riots, insurrections, acts of God or orders of governmental agencies.

               17.2 Entire Agreement. This Agreement, and the attached Exhibits and Schedules, embody the entire Agreement and understanding of the parties with respect to the subject matter and shall supersede all prior and contemporaneous agreements and understandings, oral or written. This Agreement may not be amended except by a written document signed by both parties hereto. The parties agree that the terms and conditions of this Agreement shall prevail over any contrary or additional terms in any purchase order (unless agreed to in writing by both parties), sales acknowledgment, confirmation or any other document issued by either party affecting the purchase and/or sale of the Products.

               17.3 Modifications. This Agreement may not be changed, terminated or amended except in writing. Whenever the consent of any party is required hereunder, such consent may be given or withheld in such party's sole discretion and with or without reason or cause, unless this Agreement states otherwise.

               17.4 Waiver. Either party's failure or delay in exercising any of its rights will not constitute a waiver of such rights or any other rights under this Agreement and will not constitute an ongoing waiver of such rights, unless expressly waived in writing.

               17.5 Arbitration. Any dispute which may arise from this Agreement or the subject matter hereof shall be settled by arbitration in accordance with the procedures set forth in Section 13 of the Technology License.

               17.6 Compliance with Laws. Reseller represents and warrants that,
(i) it shall comply with all applicable, local and national laws and regulations, (ii) this Agreement and all of its terms are in full conformance and in compliance with such laws, and (iii) it shall not act in any fashion or take any action which will render Company, it parents, subsidiaries or affiliates, liable for a violation of the United States Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Company in obtaining or retaining business. Reseller shall use its best efforts to regularly and continuously inform Company of any requirements of laws, statutes, ordinances, governmental authorities directly or indirectly affecting this Agreement, the sale, use and distribution of Company Products or Company's firm name, the Company Marks or other commercial, industrial or intellectual property interests, including, but limited to, certification of the Company Products from the proper authorities of the country or countries where Reseller conducts its business.

               17.7 Export Law Compliance. Reseller undertakes to obtain all licenses, permits or approval required by any government, and shall comply with all applicable rules, policies and procedures thereof. Reseller, shall not transmit, directly or indirectly, the Products or any technical data (including processes and services) received from Company, nor the direct product thereof, outside of the country in which it is received without prior authorization, if required, the by the appropriate government agency, including without limitation the U.S. Department of Commerce. Reseller acknowledges that some Company Products contain encryption. Some countries have restrictions on the use, import and export of encryption products, or the import of encryption even if for only temporary personal or business use. Reseller acknowledges that the implementation and enforcement of these laws is not always consistent as to specific countries. Reseller further acknowledges that for this reason, the export or import of such items may subject the Reseller or its executives to fines and/or other severe penalties. Unless all required permits and/or approvals have been obtained, Reseller shall not export, re-export or import the Products, whether directly or indirectly in violation of the applicable laws, rules and regulations, and will not cause, approve or otherwise facilitate others such as agents, subsequent purchasers, licensees or any other third parties in doing so. The parties agree to cooperate with each other respect to any application for any required licenses and approvals, however, Reseller acknowledges it is their ultimate responsibility to comply with any and all government export laws and that Company has no further responsibility after the initial sale to the Reseller within the original country of sale.

               17.8 Governing Law and Severability. The validity, interpretation, and performance of this Agreement, shall be controlled by and construed under the laws of the State of California, without given effect to its conflicts of law provisions. If any term, provision, convenient or condition of the Agreement is held invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect as if the Agreement had been executed with the invalid portion eliminated so long as the Agreement continues to express, without material change, the original intentions of the parties. For the avoidance of doubt, the parties confirm that the U.N. Convention on Contracts for the International Sale of Goods shall not apply to their relationship as set forth herein.

               17.9 Notices. Any notice or other communication required or permitted hereunder shall be given in writing to the other party at such address as shall be given by either party to the other in writing. Such notice shall be deemed to have been given when (i) delivered personally, (ii) sent via certified mail (return receipt requested), (iii) sent via cable, telegram, telex, telecopier, fax (all with confirmation of receipt), or (iv) by recognized air courier service.

        NOTICES TO COMPANY WILL BE ADDRESSED TO:


               Network Associates, Inc.
               3965 Freedom Circle
               Santa Clara, CA 95054
               Attn:  Chief Financial Officer

               With a copy to:

               Network Associates, Inc.
               13465 Midway Road
               Dallas, Texas 75244
               Attn:  Vice President of Legal Affairs

        NOTICES TO MCAFEE.COM WILL BE ADDRESSED TO:


               McAfee.com
               535 Oakmead Parkway
               Sunnyvale, California 94085
               Attn:  Chief Financial Officer

               17.10 Non-Assignability and Binding Effect. Neither party shall, without the prior written consent of the other party, transfer or assign this Agreement in whole or in part, whether by operation of law or otherwise, to any third party (including affiliated companies) without the prior written consent of the other party. Any purported transfer or assignment without such consent shall be void ab initio. Subject to the foregoing, this Agreement will inure to the benefit of the parties and their permitted successors and assigns.

               17.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

               17.12 Construction. The headings in this Agreement are provided for reference only and shall not be used as a guide to interpretation. When used in this Agreement, the singular includes the plural and the plural includes the singular, and gender related pronouns include the feminine, masculine and neuter. This Agreement has been prepared jointly by the parties and shall not be construed against one party as the draftsman thereof.

               17.13 Relation to Technology License. The Reseller Agreement shall not be deemed, whether expressly or by implication, to expand or modify in any manner the licenses granted to Reseller under the Technology License but rather shall be construed as a separate and distinct license grant. The Reseller Agreement shall not be deemed, whether expressly or by implication, to modify in any manner the provisions of Sections 2.3 and 2.8 of the Original Agreement. Termination of this Agreement shall not terminate the Technology License. Termination of the Technology License shall terminate this Agreement.

                               RESELLER AGREEMENT

        This Reseller Agreement is made and entered into as of March 31, 2001 (the "EFFECTIVE Date") by and between Networks Associates Inc., a Delaware corporation, doing business as Network Associates, Inc. ("COMPANY") and McAfee.com Corporation, a Delaware corporation ("RESELLER").

                                    RECITALS

        WHEREAS, Company owns and/or markets certain Products.

        WHEREAS, Company and Reseller are parties to the Technology License which designates certain areas of exclusivity to Company.

        WHEREAS, Reseller desires to resell the Products, and Company desires Reseller to resell the Products, as an authorized reseller of Company in certain areas not otherwise permitted by the Technology License, subject to the terms and conditions set forth in this Reseller Agreement.

        THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, Company and Reseller agree as follows.

        As used herein, the term "AGREEMENT" means and (i) this cover page, (ii) the attached Terms and Conditions of Agreement, (iii) the attached General Terms and Conditions, and (iv) the other Exhibits referenced in any of the foregoing and attached hereto, all of which are hereby incorporated herein by this reference.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                                    By: /s/ SRIVATS SAMPATH
                                       -----------------------------------------
                                    Name: Srivats Sampath
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------
                                    Date: March 30, 2001
                                         ---------------------------------------


                                    NETWORKS ASSOCIATES, INC.


                                    By: /s/ GENE HODGES
                                       -----------------------------------------
                                    Name: Gene Hodges
                                         ---------------------------------------
                                    Title: President, McAfee Business Unit
                                          --------------------------------------
                                    Date: March 30, 2001
                                         ---------------------------------------

                       TERMS AND CONDITIONS OF AGREEMENT

        18. APPOINTMENT AND LICENSE TO REPRODUCE AND DISTRIBUTE.

               18.1 Definitions.

                      18.1.1 The term "INTERMEDIATE RESELLER" means a person or entity located in the Territory licensed by Reseller to resell or re-distribute the Products to Business Customers. The term Intermediate Reseller includes resellers, distributors, dealers, original equipment manufacturers (OEMs) or any other person or entity which intends to resell or re-distribute the Products.

                      18.1.2 The term "PRODUCTS" shall mean both NAI Licensed Products and products and services offered by Company which are based on third party proprietary rights (to the extent the license with such third party permits sublicensing hereunder).

                      18.1.3 The term "NAI LICENSED PRODUCTS" shall mean (i) NAI Licensed Products as defined in Section 1.16 of the Technology License, (ii) McAfee.com Licensed Products as defined in Section 1.10 of the Technology License but if such product or service includes "any Derivative Work created by or for McAfee.com of an NAI Licensed Product or work included therein" within the meaning of Section 1.8 of the Technology License, and (iii) any service based on the either of the foregoing. The term NAI Licensed Products shall not include any McAfee.com Licensed Products as defined in Section 1.10 of the Technology License if such product or service does not includes "any Derivative Work created by or for McAfee.com of an NAI Licensed Product or work included therein" within the meaning of Section 1.8 of the Technology License.

                      18.1.4 The term "TERRITORY" means worldwide, excluding Japan. As to ASP services, non-Japanese language services which are not hosted from servers in Japan, but are accessible via the Internet in Japan shall not be within the foregoing exclusion.

                      18.1.5 The term "END USER" as used in the General Terms and Conditions shall mean Business Customer.

                      18.1.6 Other capitalized terms used herein shall have the meaning set forth in the General Terms and Conditions or as defined herein.

               18.2 Appointment. Subject to the conditions and restrictions set forth in this Agreement, Company hereby appoints Reseller, and Reseller accepts such appointment, as a non-exclusive reseller of the Products to Business Customers in the Territory, either as Boxed Products, via electronic download or via Application Services. Reseller has initially elected to act as a reseller of the Products described on Exhibit A. Reseller is entitled to represent itself as an authorized reseller and ASP of Company for the Products in the Territory. Nothing in this Agreement shall be interpreted as the grant by Company to Reseller of any right to distribute or use any Company products other than or except upon the terms provided in this Agreement.

               18.3 Grant of Rights. Pursuant to its rights under the Technology License, and subject to the conditions and restrictions set forth in this Agreement, Company hereby also grants to Reseller the following non-exclusive, non-transferable: (i) right to sell Products to Business Customers in the Territory (A) from www.McAfee.com by the Business Customers registering for and purchasing the desired Product on-line at www.McAfee.com or directly via non-electronic means, (B) for product functionality and/or services to be delivered from www.McAfee.com or from the website of Reseller's licensed Intermediate Resellers (subject to the following proviso) to the Business Customer and (ii) right to sublicense Reseller's Intermediate Resellers to sell Products to Business Customers in the Territory, directly via non-electronic means, from www.McAfee.com or from the website of the Intermediate Resellers; and provided that, as to Reseller's Intermediate Resellers, such Intermediate Resellers agree in writing to terms at least as protective of NAI's rights as this Agreement.

               18.4 Standardizing on Company Products. So long as Reseller is directly or through Intermediate Resellers distributing Products to Business Customers pursuant to Section 1.2 and/or 1.3, and as a condition thereto, as to such Products only, Reseller shall not, directly or through its Intermediate Resellers, distribute any competing product or service to Business Customers, including products based on Reseller owned rights and technology. The preceding sentence shall not apply to products and services of Reseller that both (a) do not contain NAI Copyright Claims nor are based on NAI Patent Rights (as those terms are defined in the Technology License) and (b) which, when initially marketed, licensed, sold or distributed by Reseller, did not violate Section 2.8 of the Technology License. Reseller shall have a grace period of six months commencing on the election to commence such distribution in which to implement the agreements contained in the preceding sentence. The preceding agreement shall not require cessation of use of Reseller owned or licensed technology for the fulfillment of end user agreements with Business Customers entered within such six month period. The initial list of products and functionality to be discontinued by Reseller as of the Effective Date is set forth in Exhibit A.

               18.5 Additional Products. Reseller has initially elected to act as a reseller of the Products described on Exhibit A. The parties agree to meet (in person or via telephone conference) every six (6) months to discuss the addition of products to or the deletion of products from the list of Products in Exhibit A. The parties agree to set forth such agreement in a written amendment to Exhibit A executed by both parties. Any product listed in such amendment will be a "Product" for all purposes of this Agreement.

               18.6 Branding of Products vs. Reseller Web Site. Reseller is, as of the Effective Date, distributing products and offering ASP services to Business Customers, with such distribution and services being offered on the Reseller branded web site at domain www.mcafee.com and related pages operated by or for Reseller (the "RESELLER WEB SITE"). Subject to the terms of this Section, Reseller shall have the right to determine Reseller's branding and look and feel of the Reseller Web Site(s).

               18.7 License to Modify, Reproduce and Distribute. Subject to the terms of this Agreement, Company hereby grants to Reseller a non-exclusive, non-transferable, limited license, (i) to modify the web and management server components of the source code for the Products (but not any other portion of such source code) for the sole and exclusive purpose of integrating the Products with Reseller's infrastructure, (ii) to reproduce the Products, as so modified, in object code form, and distribute (including via download from the Internet) such reproductions to Business Customers in the Territory, (iii) to distribute the Products in the packages purchased from Company, and (iv) to use the Product to provide Application Services to Business Customers. Reseller shall ensure that none of its modifications to the Products change the function of the Products nor shall be visible to Business Customers (e.g., in reporting layouts for anti-virus reporting) except to the extent necessary or desirable to standardize on Microsoft Corporation's .NET format. If Reseller desires to further modify the Products, then Reseller may request the right to make such additional modifications by sending to Company's designated contact for the applicable product a written request specifying the proposed changes and the reasons therefor. No such request for modification will be deemed approved unless agreed to in writing by Company.

        19. DELIVERY OF PRODUCTS. Within fifteen (15) days after the Effective Date, Company shall deliver to Reseller an object code version of each Product and the source code for each Product. Company shall not be required to obtain source code rights for Reseller with respect to third party Products.

        20. END USER SUPPORT. As to the Products, Reseller will deliver first level support to Business Customers, which shall include all direct customer interaction, problem identification, problem replication and providing solutions to end user problems which have been documented in either the end user materials or in information provided to Reseller by Company regarding regarding common or known customer problems. Company will provide to Reseller second level and all escalated support functions for end user problems not resolvable by first level support. Company will report status and resolution on second level and escalated issues to Reseller's first level support organization who will retain responsibility at all times for communication with the end-user customer or Intermediate Reseller unless agreed to as an exception by Company.



        21. INDEPENDENCE OF RESELLER AND LICENSE AGREEMENTS.

               21.1 Independence of Reseller. Reseller shall sell the Products as an independent reseller, at its own risk and expense, and subject to any such prices, contractual terms and conditions as Reseller may from time to time determine.

               21.2 License Agreements. Notwithstanding the foregoing, Reseller shall require each Business Customer who receives ASP services using a Product to enter into or become subject to a written agreement with Reseller (the "LICENSE AGREEMENT") which (i) protects Company's intellectual property rights in and to the Products, (ii) disclaims all implied warranties, (iii) disclaims all consequential, incidental and other indirect damages. In order to effectuate the foregoing, Reseller agrees that each License Agreement will include, for Company's benefit, (i) the terms and limitations substantially similar to the terms set forth in Sections 9 ("Proprietary Rights"), 15 ("Limitation of Liability") and 16 ("Limitation on Warranties") of the General Terms and Conditions, and (ii) the following terms: Business Customers shall not modify, reproduce (except for back-up purposes), distribute, publicly display, publicly perform, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code for the Products. Reseller acknowledges and agrees that if Reseller distributes a Product to an Business Customer, then the Business Customer will be required to agree to Company's then-current form of End User license agreement or similar agreement agreed to by Company. Reseller agrees to provide to each such Business Customer a copy of Company is then-current form of Business Customer license agreement and Reseller will not provide a Product to the Business Customer until the Business Customer has executed such End User license agreement. Reseller may not modify the Company's End User license agreement as provided in Boxed Products.

        22. LICENSE FEES AND PAYMENT TERMS.

               22.1 License Fees. Reseller agrees to pay to Company the license fees set forth in this Section (the "LICENSE FEES").

                      22.1.1 Sales from the Reseller Web Site. Reseller agrees to pay to Company a License Fee for the sale of Products to Business Customers from a Reseller Web Site and the sale of ASP services which use the Products via a Reseller Web Site or otherwise. The License Fee for such sales will be equal to fifty percent (50%) of Company's then-current list price for the Products and such services.

                      22.1.2 Sales Other than From the Reseller Web Site. Reseller agrees to pay Company a License Fee for the sale of Products to Business Customers by any means other than via download from the Reseller Web Site (i.e., sale of tangible forms of the Products in packages acquired from Company). The License Fee or price for such Products will be equal to the lowest price charged by Company to other Company resellers or distributors in the applicable geographic area or country.

Company agrees to provide to Reseller, on or about the first business day of each calendar quarter, such prices and License Fees for all countries or geographic areas within the Territory.

No License Fee shall be payable under this Agreement by Reseller to Company for any use of NAI Licensed Products for the McAfee.com Permitted Business Purpose (as that term is defined in Section 1.9 of the Technology License).

               22.2 Price Changes. Company may change its list prices for the Products from time to time during the term of this Agreement by written notice to Reseller. Such notice will be sent to Reseller at the same time as Company sends such notice to other resellers and distributors of the Products. Such price changes shall be effective thirty (30) days following the date of such notice .

               22.3 Discounts. If Reseller desires to reduce the License Fee or price due Company for any Product distributed to an Business Customer below the amounts set forth above to meet the competition or accelerate the sale or licensing of such Product, then Reseller may request a License Fee reduction for such sale or license of such Product to the Business Customer by sending to Company's designated contact for the applicable country where the Business Customer is located a written Discount Authorization Form ("DAF"). No such DAF will be effective until agreed to in writing by Company. Reseller agrees that it will not quote a reduced price to any Business Customer until such time as the applicable Company channel sales manager has approved the reduced License Fee or price for the applicable DAF.

               22.4 Payment Terms. Reseller agrees to pay to Company the License Fees ten (10) days after the end of each calendar month for License Fees due for such calendar month. Each payment of the License Fees shall be accompanied by a report as provided in the General Terms and Conditions.

                                    EXHIBIT A

                Company Products and Reseller Competing Products

         ------------------------------------------------------------------------------------

         COMPANY PRODUCTS         COMPANY LIST PRICE AS OF THE        RESELLER COMPETING
                                         EFFECTIVE DATE                PRODUCTS, IF ANY
         ------------------------------------------------------------------------------------
         VirusScan ASaP        Product Sales:                          McAfee.NET virus
                                                                       functionality

                               ASP Services
         ------------------------------------------------------------------------------------

         VirusScreen ASaP      Product Sales:


                               ASP Services
         ------------------------------------------------------------------------------------

         Cybercop ASaP         Product Sales:


                               ASP Services
         ------------------------------------------------------------------------------------

                          GENERAL TERMS AND CONDITIONS

        23. DEFINITIONS. For the purposes of this Agreement:

               23.1 The term "Boxed Product(s)" shall mean packaged software or hardware products purchased from the Company for resale to End Users by Reseller in substantially the form delivered by Company.

               23.2 The term "Business Customer" means a sublicensor of a software product or recipient of software based services acquiring the product or services solely for its internal business use under a license or agreement for more than single node, individual consumer home use or for more than single user, individual small office use only and not for resale or for the provision of Application Services.

               1.3 The terms "Application Services" and "ASP" means the delivery of remote access to application software functionality by from one or more centrally managed remote data servers via the Internet or other data communications network through automation and/or professional services. Application Services includes the incidental placement of software agents on the Business Customer's systems to facilitate access to the remotely delivered functionality by and from the service provider. "ASP" includes services commonly denominated Managed Services and outsourced network operation services.

               1.4 The term "OEM" shall refer to the shipment, by the manufacturer of the Hardware, of Company Products (either full functionality or enabling software) saved on the hard drive of or bundled with the manufacturer's Hardware. "Hardware" shall mean a personal computer (PC), notebook computer, desktop device, PDAs, smart phone, palmtop computer, or two way smart pager, not including servers. Servers include, but are not limited to, computers operating Windows NT Server Edition, Windows 2000 Server Edition or any version of Unix (including, without limitation Linus or Solaris).

               1.5 The term "Technology License" shall mean that certain Technology Cross License Agreement, dated as of January 1, 1999, by and among Reseller, Company and Network Associates Technology Corporation, a Delaware corporation, as amended.

               1.6 The term "Products" shall include Boxed Products, unless the context clearly requires otherwise.

        24. MARKETING. Reseller agrees to use commercially reasonable efforts to market the Products in the Territory. Reseller will conduct its business in a professional manner that reflects favorably upon the Products and Company. Reseller may not engage in the rental or lease of any of the Products. Reseller shall not in any event remove from or obscure upon any Products any labels or proprietary notices placed thereon by Company, except to the extent set forth in the Reseller Agreement.

        25. COMPANY'S RIGHT TO SELL PRODUCTS IN THE TERRITORY. Subject to the limitations set forth in the Technology License, Company reserves the right (i) to make direct sales of Products to End Users, OEMs, ASPs, and MSPs within and without the Territory, (ii) to appoint other resellers and distributors of the Products in within and without the Territory, and (iii) to contract directly with present and future resellers, distributors, End-Users, OEMs, ASPs and MSPs. Company reserves the right in its sole discretion and without liability to Reseller to change the suggested prices for the Products, modify the Products (subject to the Reseller Agreement), change the level of Company's support for the Products and discontinue the availability of any Product.

        26. USE OF TRADEMARKS.

               26.1 Advertising; Use of Trademarks. Company hereby grants to Reseller, subject to the provisions of the Reseller Agreement (including without limitation these General Terms and Conditions), a non-exclusive, non-transferable, limited license (without the right to sublicense) to use, reproduce and display the trademarks, service marks and trade names provided by Company (the "COMPANY MARKS") in connection with Reseller's advertising and promotion of the Products. All of Reseller's use and display of the Company Marks shall be consistent with Company's general quality standards, the Reseller Agreement and the provisions set forth in these General Terms and Conditions and in any written guidelines provided to Reseller from time to time. Unless otherwise agreed upon in writing by Company, Reseller will submit each advertisement and promotion containing a Company Mark to Company for trademark review and approval prior to initial release, which approval will not be unreasonably delayed or withheld. All such usage which was not expressly approved by Company must be terminated immediately upon receipt of written notice from Company to that effect.

               26.2 Trademark Rights. It is understood that Company owns any and all Company Marks used in connection with the Products and all goodwill associated with such uses and that Reseller's only rights with respect to the Company Marks are the licenses set forth above. All such Company Marks shall (i) include the full Product names used by Company, (ii) identify the Company as the owner of the Company Mark (including the R inside the circle, as applicable), and (iii) include the name, logos, designs, and other designations or brands used by Company in connection with the Products. Reseller acknowledges and agrees that Company is not granting to Reseller any rights in any Company Mark beyond the limited licenses set forth in this Agreement. Reseller shall not attempt to register any Company Mark or other Company or Product trademark, trade name or service mark which is similar to the Products' or the Company's trademark, trade name or service mark during or following the term of this Agreement. Reseller agrees that only Company is entitled to register the Company Marks and such other trademarks, trade names, and service marks in any class of products or services. If Reseller has any ownership or rights or claims to any such trademarks, trade names, or service marks, then Reseller agrees to so notify Company and agrees that such ownership or rights or claims are transferred to Company on the Effective Date of this Agreement and, if such transfer requires any separate deed or other formalities to be fulfilled, to co-operate in the executing of such deed or formalities at Company's first demand. The compensation to Reseller for the transfer of such ownership or rights or claims shall be U.S. $1.00 the receipt of such compensation hereby acknowledged by the Reseller. With respect to the trademarks "McAfee," "VirusScan" and other marks licensed under the Technology Agreement, the terms of the Technology License shall govern and control as to ownership.

        27. INSPECTIONS, RECORDS AND REPORTING.

               27.1 Monthly Reports. Reseller will provide to Company at the same time as Reseller makes a payment to Company any license fees or other amounts under this Agreement, a computer media data file in the format reasonably established by Company showing, for the month for which such payments are due, the amount of the fees due Company and how such fees were calculated, including without limitation, Reseller's sales of each Product in terms of number of Product units distributed, and the Net Revenue therefor, if applicable.

               27.2 Notification. Reseller will notify Company in writing of any claim made or proceeding initiated against Company or Reseller involving a Product within five (5) days after Reseller receives written notice of such claim or proceeding. Reseller will also report promptly to Company all claimed or suspected Product defects or violations of the applicable End User or other License Agreement within five (5) days after Reseller receives notice of such defect or violations.

               27.3 Records. For three (3) years after each calendar quarter during the term of this Agreement, Reseller will keep, at Reseller's office, full and accurate books of account and copies of all documents and other materials for such quarter relating to this Agreement and Reseller's records, accounts and contracts relating to the distribution of the Products and the use of Product to provide services, including without limitation the basis for calculations of the fees due Company for such calendar quarter.

               27.4 Audit. Company may inspect such records described above upon demand from time to time. In addition, Reseller agrees to allow Company's independent auditors to audit and analyze appropriate accounting records of Reseller from time to time to ensure compliance with all terms of this Agreement. Any such audit shall be permitted by Reseller within fifteen (15) days of Reseller's receipt of Company's written request to audit, during normal business hours. The cost of such an audit will be borne by Company unless a material discrepancy indicating inadequate record keeping or that additional fees due to Company are discovered, in which case the cost of the audit shall be borne by Reseller. A discrepancy shall be deemed material if it involves payment or adjustment of more than Five Thousand Dollars ($5,000.00) in favor of Company. Audits and inspections shall not interfere unreasonably with Reseller's business activities.

        28. ORDERING AND PAYMENT.

               28.1 Orders. Reseller shall place its orders for Boxed Products with Company. All such orders shall comply with the terms of this Agreement and shall specify the Boxed Product ordered, the quantity of Boxed Products ordered, the desired delivery date and the desired delivery location. Except for the foregoing terms, all other terms and conditions set forth in any such order will not be binding on Company (including without limitation all pre-printed terms) and are hereby rejected by Company.

               28.2 Payment Terms. Except as otherwise expressly provided in this Agreement, all payments will be made in the United States dollars free of any Taxes (as defined in below) at the address designated by Company. Reseller will pay fees and amounts owed to Company as provided in the Terms and Conditions of Agreement.

               28.3 Taxes. All amounts payable by Reseller to Company under this Agreement are exclusive of any tax, withholding tax, levy, or similar governmental charge that may be assessed by any jurisdiction in or outside the Territory. Such taxes, withholding taxes, levies, and governmental charges (collectively "TAXES") include, without limitation, Taxes based on sales, use, excise, import or export values/fees, value-added, income, revenue, net worth, or may be the result of the delivery, possession, or use of the Products, the execution or performance of this Agreement or otherwise, excluding taxes based on Company's net income. Should any Taxes be due, Reseller agrees to pay such Taxes and indemnify Company for any claim for such Taxes demanded. Reseller shall make no deduction from any amounts owed to Company for any Taxes. Reseller covenants to Company that all Products distributed hereunder will be in the ordinary course of Reseller's business, and Reseller agrees to provide Company with appropriate information and/or documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any Taxes. For all Taxes paid by Reseller, Reseller shall provide to Company within forty-five
(45) after the end of any quarter, a certificate of tax payment documenting the payment and amount of the Taxes paid during the preceding quarter.

        29. SHIPMENT, RISK OF LOSS AND DELIVERY.

               29.1 Source Code. The parties reaffirm their obligation with respect to the delivery of source code of Products set forth in the Technology License. The terms and conditions of the Technology License and not the following portions of Section 7 shall apply to all such deliveries of source code.

               29.2 Shipment. All Boxed Products shipped by Company to Reseller, if any, will be shipped F.C.A. (Incoterms 2000) place of shipment, to the Reseller facility identified on the applicable purchase order. Reseller is responsible for paying all freight charges, transportation expenses, insurance charges, all applicable taxes, duties, import and export fees and similar charges associated with the delivery of the Boxed Products to Reseller. All shipments will be made using either the carrier designated by Reseller or such another carrier approved by both Reseller and Company. Reseller shall submit all claims for damages to the carrier and the carrier shall not be deemed to be an agent of Company.

               29.3 Risk of Loss. All risk of loss of or damage to the Boxed Products will pass to Reseller upon delivery by Company to the common carrier. Reseller will bear the risk of loss or damage in transit.

               29.4 Delivery Schedule, Delays. Company will use reasonable efforts to meet Reseller's requested delivery schedules for Boxed Products. Should orders for Boxed Products exceed Company's available inventory, Company will allocate its available inventory and make deliveries on a basis it deems equitable, in its sole discretion, and without liability to Reseller on account of the method of allocation chosen or its implementation. In any event, Company will not be liable for any damages, direct, consequential, special or otherwise, to Reseller or to any other person for failure to deliver or for any delay or error in delivery of Boxed Products in accordance with this Agreement.

        30. RETURNS.

               30.1 Returned Merchandise Authorization. Notwithstanding anything to the contrary herein contained, Company will not issue credit to nor be obligated to accept returns for any reason for any Boxed Products shipped to Reseller, unless Company shall have previously issued a written Return Merchandise Authorization ("RMA"). The preceding sentence governs whether or not Company is obligated to issue an RMA under this Agreement or applicable law. RMAs must be in writing, signed by Company and only authorize the return of Boxed Products in good resalable conditions unless expressly provided otherwise herein. If damaged goods are received pursuant to an RMA, no credit shall be given by Company with respect to such damaged goods unless the RMA indicates otherwise. Reseller shall be responsible for all freight charges for goods returned pursuant to an RMA, unless otherwise indicated herein or in the RMA.

               30.2 Customer Returns and Bad Box. Subject to the terms of this Agreement, Reseller may, during the term of this Agreement, obtain a credit against current or future invoices from Company, for Boxed Products which (i) have been returned to Reseller as defective, or (ii) timely returned by End Users or other persons or entities to whom Reseller is entitled to distribute Boxed Products pursuant to the warranty stated in Company's end user license agreement. Such credit will be in an amount equal to the original invoice price less any discounts or other credits previously received. Reseller shall also have the ability to return for credit Boxed Products which have boxes that are or become damaged, unless such damage (i) was caused by Reseller or the carrier, or (ii) for which damages Reseller can be reimbursed by its insurance carrier. In the event of claims by End Users or other persons or entities to whom Reseller is entitled to distribute Boxed Products of an incomplete Boxed Product, Company, at its discretion, may supply to Reseller, at no charge, any and all missing materials which are supposed to be provided with the current release of such Boxed Products or replace the entire Boxed Products in such situation.

               30.3 Discontinued Products. Reseller may, during the term of this Agreement, obtain a credit for the price paid by Reseller to be applied against current or future invoices, for all versions of Products shipped by Company within the previous ninety (90) days that Company discontinues or which are removed from Company's current retail price list. Such credit will be equal to the price paid by Reseller for such obsolete Products, less any discounts received under this Agreements. All such discontinued Products will be counted and inspected at the Reseller's premises by Company's employee, and upon Company's acceptance thereof (which will be a condition of Reseller's eligibility for a credit hereunder) such Products will be promptly and completely destroyed or, if requested by Company, such Products or any portion thereof will be returned to Company as it directs. No Product shall be deemed discontinued if a later version of the Product is still being offered by Company and End Users may obtain the current version of such Product from Company electronically at no additional charge.

               30.4 Freight. Reseller will pay all costs (including freight) associated with the return of the Boxed Products to Company and back to Reseller as provided herein, except that Company will be responsible for all freight costs associated with (i) the return of any discontinued or obsolete Boxed Products under Section 8.3, and (iii) the return of other Product updates agreed upon by Company and Reseller.

        31. PROPRIETARY RIGHTS. Subject to the Technology License, Company and its licensors are and shall remain the owners of all right, title and interest in and to all intellectual property rights in the Products and the Documentation (including without limitation copyrights and patent rights). The Products are licensed directly by Company to end users subject to the license agreement accompanying each Product. The end user license agreement shall always be as least as protective of the Company as the end user license that the Company delivers to its customers with respect to the comparable product offering. Reseller will not take any action or make any representation or warranty that is inconsistent with the warranty granted by Company in the applicable End User license agreement or this Agreement. Reseller will not remove, alter or obscure any copyright or other proprietary rights notices contained on the Products. Reseller will not apply any other trademarks, logos or notices to the Products. Reseller may use trademarks and logos as provided by Company only in connection with the marketing and resale of the Products as provided in this Agreement. Reseller's use of trademarks and logos must be in accordance with Company's policies and must meet Company's quality standards.

        32. TERM AND TERMINATION.

               32.1 Term. This Agreement will commence on the Effective Date, and will continue until terminated as provided in this Agreement.

               32.2 Termination for Insolvency. This Agreement may be terminated
(i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceeding for the settlement of either party's debts and such proceeding is not dismissed within sixty (60) days of its institution, (ii) upon either party making an assignment for the benefit of creditors, or (iii) upon either party's dissolution or ceasing to do business but only if the party described in (i), (ii) or (iii) is in breach of its obligations under this Agreement and the other party so desires to terminate the Agreement by giving written notice.

               32.3 Termination for Cause. Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement immediately for cause if: (i) the other party engages in any unlawful business practice and such party fails to cure such breach within thirty (30) days after receipt of written demand to cease and desist such activity, (ii) the other party fails to perform any obligation or violates any restriction contained in this Agreement, including, but not limited to, Reseller's failure to provide the reports as required in this Agreement and such party fails to cure such breach within sixty (60) days after receipt of written notice of the breach, (iii) a receiver is appointed for the other party or its property and such proceeding is not dismissed within sixty (60) days of its institution, (iv) the other party makes an assignment for the benefit of creditors, or (vi) the other party becomes the subject of any proceeding under any bankruptcy, insolvency or debtor's relief law and such proceeding is not dismissed within sixty (60) days of its institution. Bona fide disputes as to the grounds of termination shall be resolved in accordance with Section 17.5 and the termination under the preceding sentence will not be effective until the rendition of the arbitors' final decision in such proceeding. In any event, all unlawful business practices shall be discontinued immediately by the party committing same.

               32.4 Effect of Termination.

                      32.4.1 Upon termination by Company, (i) all outstanding orders for Products will be automatically canceled, and (ii) all outstanding invoices will become immediately due and payable. In the event of dispute proceedings under Section 17.5, the invoices will be due in any event in accordance with their terms. Reseller's rights to distribute the Products and use any of Company's trademarks or logos shall cease immediately upon termination except to the extent necessary for Reseller to liquidate its inventory of Products as permitted pursuant to the preceding sentence during such one hundred twenty (120) day period. Unless otherwise expressly stated in this Agreement, termination or expiration of this Agreement shall not affect any of Reseller's payment obligations or Company's obligations relating to returns or credits in order to carry out the intended purpose of this Agreement, all of which survive termination of this Agreement.. The termination of expiration of this Agreement shall not terminate the End User's (or other person's receiving Products under this Agreement) right to continue to use Products distributed to the End User prior to such termination.

                      32.4.2 Any termination of this Agreement shall terminate the Reseller's rights and licenses granted in this Agreement.

               32.5 Liability upon Termination. It is agreed that the benefits made available to Reseller by Company under this Agreement shall include a sufficient compensation for any goodwill created by Reseller for the Products and/or Company (if any) from which Company may profit upon expiration or termination of this Agreement. In no event shall Company upon expiration or termination of this Agreement be liable for any compensation or damage relating to any investments made by Reseller, employees hired, loss of any (anticipated) profits or turnover, loss or creation of goodwill or for any claim of a similar nature.

               32.6 Survival. In addition to any other terms which expressly survive the termination of this Agreement, the following Sections of these General Terms and Conditions shall survive the termination of this Agreement:
Sections 5.3, 5.4, those portions of Section 6 related to Reseller's obligation to pay for Products and pay for Taxes, 8, 9, 10, 11, 14, 15, 16 and 17.

        33. CONFIDENTIALITY. Section 8 of the Technology License shall apply to this Agreement as if the words "Agreement" and "this Agreement" referred to therein related to the Reseller Agreement to which these General Terms and Conditions are attached.

        34. RELATIONSHIP OF THE PARTIES. The parties are independent contractors and not partners, joint venturers or agents, and neither party may obligate the other to any warranty or other obligation. Neither Reseller nor Company is by virtue of this Agreement authorized as an agent or other representative of the other party.

        35. FAIR BUSINESS PRACTICES. While Company may suggest retail prices for the Products, Reseller is solely responsible for determining its own resale prices. Neither party shall engage in any deceptive, misleading, unethical or otherwise unfair business practices and will comply with all applicable laws and regulations in conducting its business. No employee or representative of Company or anyone else associated or affiliated with Company has any authority to tell Reseller what its prices for the Products must be or to inhibit in any way Reseller's discretion with respect to its prices for the Products. Reseller hereby promises to report promptly to Company in writing any attempts to do so.

        36. INDEMNIFICATION. Section 11 of the Technology License shall apply to this Agreement as if the words "Agreement" and "this Agreement" referred to therein related to the Reseller Agreement to which these General Terms and Conditions are attached.

        37. LIMITATION OF LIABILITY. EXCLUSIVE OF ANY CLAIMS BY THIRD PARTIES FOR INJURY OR DAMAGES TO PERSONS OR TANGIBLE PROPERTY DIRECTLY CAUSED BY ANY PRODUCT OR A PARTY OR ITS EMPLOYEES, NEITHER PARTY'S LIABILITY WITH REGARD TO THIS AGREEMENT OR THE PRODUCTS, IF ANY, WILL INCLUDE INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF OR HAS KNOWLEDGE OF THE LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY IN THE AGGREGATE FOR AN AMOUNT IN EXCESS OF THE AMOUNTS PAID BY RESELLER TO COMPANY UNDER THIS AGREEMENT.

        38. LIMITATION OF WARRANTIES. OTHER THAN AS EXPRESSLY SET FORTH HEREIN COMPANY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

        39. GENERAL.

               39.1 Force Majeure. Neither party shall be liable for the failure to perform any of its obligations under this Agreement, except for payment obligations, if such failure is caused by the occurrence of any event beyond the reasonable control of such party, including without limitation, fire, flood, strikes and other industrial disturbances, failure of raw materials suppliers, failure of transport, accidents, riots, insurrections, acts of God or orders of governmental agencies.

               39.2 Entire Agreement. This Agreement, and the attached Exhibits and Schedules, embody the entire Agreement and understanding of the parties with respect to the subject matter and shall supersede all prior and contemporaneous agreements and understandings, oral or written. This Agreement may not be amended except by a written document signed by both parties hereto. The parties agree that the terms and conditions of this Agreement shall prevail over any contrary or additional terms in any purchase order (unless agreed to in writing by both parties), sales acknowledgment, confirmation or any other document issued by either party affecting the purchase and/or sale of the Products.

               39.3 Modifications. This Agreement may not be changed, terminated or amended except in writing. Whenever the consent of any party is required hereunder, such consent may be given or withheld in such party's sole discretion and with or without reason or cause, unless this Agreement states otherwise.

               39.4 Waiver. Either party's failure or delay in exercising any of its rights will not constitute a waiver of such rights or any other rights under this Agreement and will not constitute an ongoing waiver of such rights, unless expressly waived in writing.

               39.5 Arbitration. Any dispute which may arise from this Agreement or the subject matter hereof shall be settled by arbitration in accordance with the procedures set forth in Section 13 of the Technology License.

               39.6 Compliance with Laws. Reseller represents and warrants that,
(i) it shall comply with all applicable, local and national laws and regulations, (ii) this Agreement and all of its terms are in full conformance and in compliance with such laws, and (iii) it shall not act in any fashion or take any action which will render Company, it parents, subsidiaries or affiliates, liable for a violation of the United States Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Company in obtaining or retaining business. Reseller shall use its best efforts to regularly and continuously inform Company of any requirements of laws, statutes, ordinances, governmental authorities directly or indirectly affecting this Agreement, the sale, use and distribution of Company Products or Company's firm name, the Company Marks or other commercial, industrial or intellectual property interests, including, but limited to, certification of the Company Products from the proper authorities of the country or countries where Reseller conducts its business.

               39.7 Export Law Compliance. Reseller undertakes to obtain all licenses, permits or approval required by any government, and shall comply with all applicable rules, policies and procedures thereof. Reseller, shall not transmit, directly or indirectly, the Products or any technical data (including processes and services) received from Company, nor the direct product thereof, outside of the country in which it is received without prior authorization, if required, the by the appropriate government agency, including without limitation the U.S. Department of Commerce. Reseller acknowledges that some Company Products contain encryption. Some countries have restrictions on the use, import and export of encryption products, or the import of encryption even if for only temporary personal or business use. Reseller acknowledges that the implementation and enforcement of these laws is not always consistent as to specific countries. Reseller further acknowledges that for this reason, the export or import of such items may subject the Reseller or its executives to fines and/or other severe penalties. Unless all required permits and/or approvals have been obtained, Reseller shall not export, re-export or import the Products, whether directly or indirectly in violation of the applicable laws, rules and regulations, and will not cause, approve or otherwise facilitate others such as agents, subsequent purchasers, licensees or any other third parties in doing so. The parties agree to cooperate with each other respect to any application for any required licenses and approvals, however, Reseller acknowledges it is their ultimate responsibility to comply with any and all government export laws and that Company has no further responsibility after the initial sale to the Reseller within the original country of sale.

               39.8 Governing Law and Severability. The validity, interpretation, and performance of this Agreement, shall be controlled by and construed under the laws of the State of California, without given effect to its conflicts of law provisions. If any term, provision, convenient or condition of the Agreement is held invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect as if the Agreement had been executed with the invalid portion eliminated so long as the Agreement continues to express, without material change, the original intentions of the parties. For the avoidance of doubt, the parties confirm that the U.N. Convention on Contracts for the International Sale of Goods shall not apply to their relationship as set forth herein.

               39.9 Notices. Any notice or other communication required or permitted hereunder shall be given in writing to the other party at such address as shall be given by either party to the other in writing. Such notice shall be deemed to have been given when (i) delivered personally, (ii) sent via certified mail (return receipt requested), (iii) sent via cable, telegram, telex, telecopier, fax (all with confirmation of receipt), or (iv) by recognized air courier service.

        NOTICES TO COMPANY WILL BE ADDRESSED TO:


               Network Associates, Inc.
               3965 Freedom Circle
               Santa Clara, CA 95054
               Attn:  Chief Financial Officer

               With a copy to:

               Network Associates, Inc.
               13465 Midway Road
               Dallas, Texas 75244
               Attn:  Vice President of Legal Affairs

        NOTICES TO MCAFEE.COM WILL BE ADDRESSED TO:


               McAfee.com
               535 Oakmead Parkway
               Sunnyvale, California 94085
               Attn:  Chief Financial Officer

               39.10 Non-Assignability and Binding Effect. Neither party shall, without the prior written consent of the other party, transfer or assign this Agreement in whole or in part, whether by operation of law or otherwise, to any third party (including affiliated companies) without the prior written consent of the other party. Any purported transfer or assignment without such consent shall be void ab initio. Subject to the foregoing, this Agreement will inure to the benefit of the parties and their permitted successors and assigns.

               39.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

               39.12 Construction. The headings in this Agreement are provided for reference only and shall not be used as a guide to interpretation. When used in this Agreement, the singular includes the plural and the plural includes the singular, and gender related pronouns include the feminine, masculine and neuter. This Agreement has been prepared jointly by the parties and shall not be construed against one party as the draftsman thereof.

               17.13 Relation to Technology License. The Reseller Agreement shall not be deemed, whether expressly or by implication, to expand or modify in any manner the licenses granted to Reseller under the Technology License but rather shall be construed as a separate and distinct license grant. The Reseller Agreement shall not be deemed, whether expressly or by implication, to modify in any manner the provisions of Sections 2.3 and 2.8 of the Original Agreement. Termination of this Agreement shall not terminate the Technology License. Termination of the Technology License shall terminate this Agreement.